UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2007

Cyberkinetics Neurotechnology Systems, Inc.
(Exact name of registrant specified in charter)
Delaware	000-50505	13-4287300
(State of	(Commission File	(IRS Employer
Incorporation)	Number)	Identification No.)

100 Foxborough Blvd., Suite 240
Foxborough, MA 02035
(Address of principal executive offices) (Zip Code)

508-549-9981
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Effective November 13, 2007, the Board of Directors (the “Board”) of Cyberkinetics Neurotechnology Systems, Inc. (the “Company”) unanimously appointed Dr. Shai N. Gozani as a director of the Company. Dr. Gozani’s appointment was made pursuant to that certain Joint Venture and Strategic Initiative Agreement dated November 13, 2007 by and between the Company and NeuroMetrix, Inc. (“NeuroMetrix”), pursuant to which, among other things, the Company agreed to appoint Dr. Gozani as a director until its next annual meeting of stockholders and until Dr. Gozani’s successor is elected and qualified. Other than described above, there are no related party transactions between the Company and Dr. Gozani or the Company and NeuroMetrix. As of the date of this filing, it has not been determined if Dr. Gozani will serve on any committees of the Board.

Shai N. Gozani M.D., Ph.D.— Dr. Gozani is the founder of NeuroMetrix, Inc. and currently serves as its Chairman of the Board of Directors and President and Chief Executive Officer. Since founding NeuroMetrix in 1996, Dr. Gozani has served in a number of positions at NeuroMetrix including Chairman since 1996, President from 1996 to 1998 and from 2002 to the present, and Chief Executive Officer since 1997. Dr. Gozani holds a B.S. in computer science, an M.S. in Biomedical Engineering and a Ph.D. in Neurobiology, from the University of California, Berkeley. He also received an M.D. from Harvard Medical School and the Harvard-M.I.T. Division of Health Sciences at M.I.T. Prior to founding NeuroMetrix, Dr. Gozani completed a neurophysiology research fellowship in the laboratory of Dr. Gerald Fischbach at Harvard Medical School. Dr. Gozani has published articles in the areas of basic and clinical neurophysiology, biomedical engineering and computational chemistry.

ITEM 9.01     Financial Statements and Exhibits.

(c)   Exhibits:

99.1	Press release of the Company dated on November 14, 2007 (incorporated by reference to Quarterly Report on Form 10-QSB filed November 14, 2007).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Cyberkinetics Neurotechnology Systems, Inc.

By:	/s/ Timothy R. Surgenor
Name:	Timothy R. Surgenor
Title:	President and Chief Executive Officer

Dated: November 16, 2007

Exhibit Index

 Exhibit  Description

99.1 Press release of the Company dated on November 14, 2007 (incorporated by reference to Quarterly Report on Form 10-QSB filed November 14, 2007).